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                 FEDERAL DEPOSIT INSURANCE CORPORATION
                        Washington, D.C.  20429
                                FORM F-3



       CURRENT REPORT UNDER SECTION 13 OF THE SECURITIES EXCHANGE
               ACT OF 1934 FOR THE MONTH OF FEBRUARY 1995



FDIC Certificate No. 17385


                         INTERCONTINENTAL BANK
            (Exact name of bank as specified in its charter)

              200 SOUTHEAST FIRST STREET, MIAMI, FL  33131
                (Address of principal executive office)


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Item 3  - Legal Proceedings

During 1994, suit was commenced against Intercontinental Bank (the "Bank") and Sun States Management in the Circuit Court of Jackson County, Mississippi by Natascia Potter, the plaintiff, who alleged that she was assaulted while a tenant at an apartment building
which the Bank had acquired through foreclosure of a mortgage.    The
plaintiff alleges that the Bank and other defendants were negligent in failing to provide security, and plaintiff seeks compensatory and punitive damages aggregating $25.2 million plus attorneys' fees  and
costs.   Counsel representing the Bank and its insurer in this matter advises that, in its opinion, plaintiff's claim is without merit and is not likely to result in a damage award in an amount which the Bank
would  regard  as  material.    The  Bank plans to vigorously defend
this case and, in the event of an adverse judgment, does not believe it will have a material adverse effect upon the Bank's financial condition.


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                               SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                    Intercontinental Bank
                                                    (Bank)



February 22, 1995                                   /s/  Thomas  B.  Brady
Date                                                Thomas B. Brady,
                                                    Executive Vice President